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                                                                    EXHIBIT 10.8

                                   AXCESS INC.
                              3208 Commander Drive
                             Carrollton, Texas 75006


Amphion Ventures L.P.                                          February 26, 1999
c/o Amphion Capital
590 Madison Avenue
32nd Floor
New York, New York  10022

         Re:  Preferred Stock Purchase Agreement

Ladies and Gentlemen:

         On October 21, 1998, Amphion Ventures L.P., a Delaware limited partnership (the "Purchaser"), committed to provide up to $6,300,000 of equity financing to AXCESS Inc., a Delaware corporation (the "Company"), in connection with the Company's 1998 plan of operations and to maintain the Company's compliance with the net tangible asset requirement of the new Nasdaq listing requirements (the "Commitment"). This letter sets forth the terms and conditions on which the Company will issue and sell to Purchaser for an aggregate purchase price of up to $6,300,000, payable as provided herein, shares of either its Series G Voting Preferred Stock, Series H Non-Voting Preferred Stock or shares of any new series of voting preferred stock or non-voting preferred stock of the Company that may be authorized for issuance as of the date Purchaser advances funds against the Commitment to the Company (collectively, the "Preferred Stock"). Purchaser shall designate in writing to the Company what series of preferred stock of the Company the Purchaser desires to purchase at the time it advances funds against the Commitment to the Company. Although Amphion agreed to make the Commitment to be effective as of October 21, 1998 (the "Effective Date"), this letter sets forth in detail the terms on which the Purchaser agreed to make the Commitment.

         1. Advances; Purchase Price; Effectiveness. The Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, up to $6,300,000 of shares of Preferred Stock (the "Shares"). The purchase price for each Share shall be $10,000, payable in cash. The purchase and sale of Shares hereunder shall be effective as of the date the Company receives the purchase price for each Share from Purchaser (subject to the filing of any Certificates of Designation of the Preferred Stock in the office of the Secretary of State of the State of Delaware (the "Certificates of Designation"), which filing may occur subsequently to the Effective Date without effecting the rights and obligations of the parties hereto).


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Amphion Ventures L.P.
February 26, 1999
Page 2


         2. Purchase and Delivery of Shares. Upon its receipt of the purchase price for each Share, the Company shall issue and sell to Purchaser the number of Shares, the stated value of which shall be $10,000 per share (the "Original Preferred Stock Issue Price"). On and as of the Effective Date, the Company shall execute and deliver to the Purchaser a stock certificate in proper form representing the Shares.

         3. Conversion of Preferred Stock to Voting or Non-Voting Common Stock. Purchaser hereby agrees that it shall not, without the prior written consent of the Company, convert any shares of Preferred Stock, other than Series G Preferred Stock, to shares of either voting or non-voting common stock of the Company, $0.01 par value per share (the "Common Stock"), as the case may be, issuable to Purchaser upon its conversion of any Shares until the Company receives stockholder approval to issue more than twenty percent (20%) of the Company's outstanding voting or non-voting Common Stock, as the case may be, at a per share price potentially less than the per share market price of the Common Stock on the date of issuance to holders of Preferred Stock. The Company hereby agrees to submit such a proposal to its stockholders for approval at the Company's 1999 annual meeting of stockholders.

         4. Conversion of Non-Voting Common Stock to Voting Common Stock. Purchaser hereby agrees that it shall not, without the prior written consent of the Company, which consent will not be unreasonably withheld, convert any shares of the Company's non-voting Common Stock issuable to Purchaser upon its conversion of any Shares to voting Common Stock of the Company.

         5. Right to Exchange Shares. If the Company consummates an equity financing with any third party at any time on or before December 31, 1999, which equity financing raises at least $1,000,000 in cash (a "Qualified Equity Financing"), the Purchaser will have the non-assignable right, exercisable by written notice to the Company given at any time within thirty (30) days after the date of the closing of a Qualified Equity Financing, to exchange the Shares in whole or in part, for shares (the "Exchange Shares") of a new series of preferred stock of the Company (the "Exchange Preferred"), on the following basis:

               (a) If the securities issued in such Qualified Equity Financing (the "New Securities") are convertible into voting or non-voting Common Stock, the Exchange Preferred will be convertible into voting or non-voting Common Stock, as the case may be, at a conversion price equal to the lesser of (x) the conversion price then applicable under the Preferred Stock and (y) the conversion price then applicable under the New Securities.

               (b) All other terms of the Exchange Preferred will be economically equivalent to the terms of the New Securities, determined as if the New Securities had been issued on the date hereof. The Exchange Preferred will be on parity with the New Securities for all


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Amphion Ventures L.P.
February 26, 1999
Page 3

         purposes, and will vote, if applicable, together with the New Securities for all purposes, except as otherwise required by law.

               (c) If the Purchaser exchanges any Shares pursuant to this paragraph 5, it shall be entitled to any additional rights with respect to the Exchange Shares (including, without limitation, rights of first refusal or payment of attorneys' fees) as the purchasers of New Securities shall be entitled to under the Qualified Equity Financing.

               (d) The number of Exchange Shares issuable to the Purchaser pursuant to any exchange of Shares hereunder will be the number of shares of Exchange Preferred that the Purchaser could have purchased on the date hereof for a purchase price equal to the aggregate purchase price hereunder of the Shares to be exchanged therefor, payable in cash (determined on a basis so that the cash purchase price of the Exchange Shares and the cash purchase price of the New Securities are economically equivalent).

               (e) If the Purchaser exchanges any Shares pursuant to this paragraph 5, such exchange will not result in an increase in the conversion price above $4.00 per share (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events after the date of the Certificates of Designations).

               (f) If the Company does not consummate a Qualified Equity Financing on or before December 31, 1999, the $4.00 conversion price of the Preferred Stock shall be reset to not less than the greater of (i) $1.00 or (ii) one-half of the average closing bid price per share of the Company's common stock on the Nasdaq SmallCap Market (or if the Common Stock is not then included on Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Common Stock is then listed) during the last twenty (20) trading days of 1999 (the "Automatic Reset Right"). If the automatic reset right is triggered, Purchaser hereby agrees to convert or exchange a sufficient number of Shares to non-voting Common Stock such that Purchaser shall not be deemed the beneficial owner of more than fifty percent (50%) of the Company's voting Common Stock.

         6. Mandatory Conversion of Preferred Stock. The Company shall have the right to cause a mandatory conversion of the Preferred Stock into shares of the Company's voting or non-voting Common Stock, as the case may be, if the closing bid price of the Common Stock on the Nasdaq SmallCap Market is at least $10.00 per share for a period of at least ninety (90) consecutive trading days (the "Mandatory Conversion Price"). The Company may exercise this mandatory conversion right by providing written notice of the Company's election to convert the Preferred Stock to Purchaser any time on or before the expiration of thirty (30) days following the occurrence of the Mandatory Conversion Price.

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Amphion Ventures L.P.
February 26, 1999
Page 4

         7. Securities Act Legend; Registration Rights.

                   7.1 The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO VOTING OR NON-VOTING COMMON STOCK OF THE COMPANY ARE SET FORTH IN THAT CERTAIN PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER.

                  7.2 The Purchaser shall have the same registration rights with regard to any shares of voting or non-voting Common Stock, as the case may be, issuable upon conversion of the Shares as Amphion Ventures L.P. (formerly Wolfensohn Associates L.P. was entitled to pursuant to the Stock Purchase Agreement dated as of January 20, 1994 (the "Prior Agreement")), between the Company and Amphion Ventures L.P. The Company shall have the same expense, indemnification and other obligations to the Purchaser with respect to such registration rights as the Company owed to Amphion Ventures L.P. under the Prior Agreement. The Company and the Purchaser shall enter into a registration rights agreement in customary form to confirm the registration rights provided for in this paragraph, as soon as practicable after the date hereof.

         8. Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  8.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this agreement.

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Amphion Ventures L.P.
February 26, 1999
Page 5

                  8.2 The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company (other than the filing of any Certificates of Designation) and will not (i) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (ii) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, in each case as amended, or (iii) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.

                  8.3 This agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

                  8.4 Based in part upon the representations and warranties of the Purchaser contained in this agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this agreement by the Company and the issuance of the Shares hereunder, other than
(x) the filing of any Certificates of Designation and (y) the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act.

                  8.5 Subject only to the filing of any Certificates of Designation, the Shares are duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, and are not subject to any preemptive rights.

                  8.6 Attached hereto as Exhibit A is a true copy of the Certificates of Designation covering the Shares to be issued to Purchaser hereunder. On the Effective Date, the Board of Directors of the Company approved and adopted resolutions, in the form of the resolutions set forth in Exhibit A, creating the Preferred Stock and directing the proper officers of the Company to file the same with the office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law. The Company hereby covenants and agrees, for the benefit of the Purchaser, that the Company will cause the Certificates of Designation to be filed with the office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law, within ten (10) days after the date hereof.

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Amphion Ventures L.P.
February 26, 1999
Page 6


         9. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  9.1 The Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  9.2 The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Shares must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  9.3 The Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

                  9.4 The Purchaser understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and the Purchaser further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

                  9.5 The Purchaser is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.

         10. Reaffirmation of Representations and Warranties. The date Shares are purchased shall constitute a reaffirmation of each and every one of the representations and warranties of the Company set forth in Section 8 of this agreement and those of the Purchaser set forth in Section 9 of this agreement as if made as of each Effective Date, unless otherwise restated or corrected by either the Purchaser or the Company, as the case may be.

         11. Miscellaneous.

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Amphion Ventures L.P.
February 26, 1999
Page 7

                  11.1 This agreement constitutes our entire agreement with respect to the subject matter hereof. This agreement may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and the Purchaser.

                  11.2 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the Purchaser hereunder shall be assignable to any holder of the Shares. Except as provided in the immediately preceding sentence, this agreement and the rights of the Purchaser hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.

                  11.3 This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective when executed and delivered by the Company and the Purchaser.

                  11.4 All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

                  if to the Company, to:

                  AXCESS Inc.
                  3208 Commander Drive
                  Carrollton, TX  75006
                  Attention: Chief Financial Officer

                  with a copy to:

                  Sayles & Lidji, P.C.
                  4400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas 75270
                  Attention: Brian M. Lidji, Esq.; and


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Amphion Ventures L.P.
February 26, 1999
Page 8

                  if to the Purchaser, to the Purchaser at its address first set forth above,

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of delivery, (ii) if sent by facsimile, on the date sender receives a confirmation confirming receipt, (iii) if sent by overnight courier, on the next business day following the date sent and (iv) in the case of mailing, on the third business day following such mailing.

                  11.5 All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.

                  11.6 This agreement, and all rights, obligations and liabilities hereunder, shall be construed according to the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this agreement, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.



                           *Intentionally Left Blank*


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Amphion Ventures L.P.
February 26, 1999
Page 9



         If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.


                                    Very truly yours,

                                    AXCESS INC.


                                    By: /s/ Danny G. Hair
                                        ---------------------------------------
                                        Danny G. Hair, Executive Vice President,
                                        Chief Financial Officer and Secretary



The undersigned agrees with and
accepts the foregoing terms and provisions as of the date first above written.

AMPHION VENTURES L.P.

By Amphion Partners L.L.C., its general partner


By: /s/ Richard C.E. Morgan
------------------------------------------------
        A Managing Member




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Amphion Ventures L.P.
February 26, 1999
Page 10
                                                                      EXHIBIT A


                          PREFERRED STOCK DESIGNATIONS